UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)           June 18, 2015

IMK GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	005-88359	56-2495218
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Fl. KGIT, 1601 SanAm-Dong Mapo-Gu, Seoul, Korea		1601
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		02-6959-8500

_________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01      CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

(a)     Resignation of Independent Registered Public Accounting Firm

On June 18, 2015 Farber Hass Hurley LLP (“Farber Hass”) resigned as the independent accountants for IMK Group, Inc. (the “Company”). Faber Hass’ resignation was due to their position that they did not have the ability to complete the audit of the Company due to their lack of knowledge and experience in Korean business and accounting matters.

Faber Hass’ reports on the Company’s financial statements for the years ended February 28, 2014 and 2013 did not contain an adverse opinion or disclaimer of opinion, nor were they modified or qualified as to uncertainty, audit scope or accounting principles with the exception of a statement regarding the uncertainty of the Company's ability to continue as a going concern.

There have been no disagreements between the Company and Farber Hass during the Company’s two most recent fiscal years, and the subsequent interim period up to and including the date of Farber Hass’ resignation, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Farber Hass, would have caused them to make reference to the subject matter of the disagreement in connection with their report on the Company’s financial statements for those periods.

The Company has provided Farber Hass with a copy of this report and has requested in writing that Farber Hass provide a letter addressed to the Securities and Exchange Commission stating whether or not they agree with the above statements. The Company has received the requested letter from Farber Hass and has included such letter as an exhibit to this report.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)     Exhibits

Exhibit Number	Description of Exhibit

16.1	Letter of Farber Hass Hurley LLP (former principal independent accountants).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMK GROUP, INC.
Date: June 19, 2015
	By:	/s/ Rakgu Kim
Rakgu Kim,
Chief Financial Officer, Secretary, Treasurer and Director

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